Exhibit 10.1 UNITED STATES OF AMERICA BEFORE THE FEDERAL TRADE COMMISSION ) ) In the Matter of ) ) File No. 191-0074 Rent-A-Center, Inc., ) a corporation. ) ) AGREEMENT CONTAINING CONSENT ORDER The Federal Trade Commission (“Commission”) has initiated an investigation of certain acts and practices of Rent-A-Center, Inc. (“RAC” or “Proposed Respondent”), Aaron’s Inc., and Buddy’s Newco, LLC. The Commission’s Bureau of Competition has prepared a draft administrative complaint (“Draft Complaint”). The Bureau of Competition and Proposed Respondent enter into this Agreement Containing Consent Order (“Consent Agreement”) to cease and desist from engaging in such anticompetitive practices to resolve the allegations in the Draft Complaint through a proposed Decision and Order (“Decision and Order”), both of which are attached, to present to the Commission. IT IS HEREBY AGREED by and between Proposed Respondent, by its duly authorized officers and attorneys, and counsel for the Commission that: 1. Proposed Respondent RAC, is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its principal address at 5501 Headquarters Drive, Plano, Texas 75024. 2. Proposed Respondent admits all the jurisdictional facts set forth in the Draft Complaint. 3. Proposed Respondent waives: a. any further procedural steps; b. the requirement that the Decision and Order contain a statement of findings of fact and conclusions of law; c. all rights to seek judicial review or otherwise to challenge or contest the validity of the Decision and Order entered pursuant to this Consent Agreement; and

d. any claim under the Equal Access to Justice Act. 4. This Consent Agreement is for settlement purposes only and does not constitute an admission by Proposed Respondent that the law has been violated as alleged in the Draft Complaint, or that the facts as alleged in the Draft Complaint, other than jurisdictional facts, are true. 5. Proposed Respondent shall submit an initial compliance report, pursuant to Commission Rule 2.33, 16 C.F.R. § 2.33, no later than 60 days after the date on which Proposed Respondent executes this Consent Agreement and subsequent compliance reports every 30 days thereafter until the Decision and Order becomes final. After the Decision and Order becomes final, the reporting obligations contained in the Decision and Order shall control and the reporting obligations under this Consent Agreement shall cease. Each compliance report shall set forth in detail the manner in which Proposed Respondent has complied, has prepared to comply, is complying, and will comply with the Consent Agreement and the Decision and Order. Proposed Respondent shall provide sufficient information and documentation to enable the Commission to determine independently whether Proposed Respondent is in compliance with the Consent Agreement and the Decision and Order. 6. Each compliance report submitted pursuant to Paragraph 5 shall be verified in the manner set forth in 28 U.S.C. § 1746 by the Chief Executive Officer or another officer or employee specifically authorized to perform this function. Commission Rule 2.41(a), 16 C.F.R. § 2.41(a), requires that the Commission receive an original and 2 copies of each compliance report. Proposed Respondent shall file a paper original of each compliance report with the Secretary of the Commission and electronic copies of each compliance report with the Secretary at ElectronicFilings@ftc.gov, and with the Compliance Division at bccompliance@ftc.gov. 7. This Consent Agreement, and any compliance reports filed pursuant to this Consent Agreement, shall not become part of the public record of the proceeding unless and until the Commission accepts the Consent Agreement. If the Commission accepts this Consent Agreement, the Commission will place it, together with the Draft Complaint, the proposed Decision and Order, an explanation of the provisions of the proposed Decision and Order, and any other information that may help interested persons understand the order on the public record for the receipt of comments for 30 days. 8. If the Commission accepts this Consent Agreement, the Commission may, without further notice to Proposed Respondent: (a) issue and serve its Complaint (in such form as the circumstances may require), and (b) issue and serve its Decision and Order containing injunctive relief in disposition of the proceeding. Further, at any time before the Commission issues and serves its Decision and Order, the Commission may withdraw its acceptance of this Consent Agreement pursuant to the provisions of Commission Rule 2.34, 16 C.F.R. §

2.34. If the Commission withdraws its acceptance of this Consent Agreement, the Commission will notify Proposed Respondent and take other actions it considers appropriate. 9. The Decision and Order shall become final upon service. Delivery of the Complaint and the Decision and Order to Proposed Respondent by any means provided in Commission Rule 4.4(a), 16 C.F.R. § 4.4(a), or by delivery to United States counsel for Proposed Respondent identified in this Consent Agreement, shall constitute service to Proposed Respondent. Proposed Respondent waives any rights it may have to any other manner of service. Proposed Respondent also waives any rights it may otherwise have to service of any appendices attached or incorporated by reference into the Decision and Order, if Proposed Respondent is already in possession of such appendices, and agrees that it is bound to comply with and will comply with the Decision and Order to the same extent as if it had been served with copies of the appendices. 10. The Complaint may be used in construing the terms of the Decision and Order and no agreement, understanding, representation, or interpretation not contained in the Decision and Order or the Consent Agreement may be used to vary or contradict the terms of the Decision and Order. 11. By signing this Consent Agreement, Proposed Respondent represents and warrants that: a. it can fulfill all the terms of and accomplish the full relief contemplated by the Decision and Order including, among other things, effectuating all required divestitures, assignments and transfers, and obtaining any necessary approvals from governmental authorities, leaseholders, and other third parties to effectuate the divestitures, assignments, and transfers; and b. all parents, subsidiaries, affiliates, and successors necessary to effectuate the full relief contemplated by this Consent Agreement and the Decision and Order are parties to this Consent Agreement and are bound as if they had signed this Consent Agreement and were made parties to this proceeding, or are within the control of parties to this Consent Agreement and the Decision and Order, or will be after the acquisition. 12. Proposed Respondent has read the Draft Complaint and the proposed Decision and Order. Proposed Respondent agrees to comply with the terms of the proposed Decision and Order from the date it signs this Consent Agreement. Proposed Respondent understands that once the Commission has issued the Decision and Order, it will be required to file one or more compliance reports setting forth in detail the manner in which it has complied, has prepared to comply, is complying, and will comply with the Decision and Order. When final, the Decision and Order shall have the same force and effect and may be altered, modified, or set aside in the same manner and within the same time as provided by statute for other orders. Proposed Respondent further understands that it may be liable for civil penalties in the amount provided by law for each violation of the Decision and Order.

RENT-A-CENTER, INC. FEDERAL TRADE COMMISSION __/s/ Mitch Fadel__________ __/s/ Joseph A. Lipinsky____ By: Mitch Fadel By: Joseph A. Lipinsky Chief Executive Officer Attorney Rent-A-Center, Inc. Northwest Region Dated: _12/02/2019__________ __/s/ Tina Kondo__________ Tina Kondo __/s/ Nelly Agin_____________ Assistant Director Northwest Neely Agin Region Winston & Strawn LLP Counsel for Rent-A-Center, Inc. __/s/ Charles Harwood______ Dated: ___12/02/2019________ Charles Harwood Director Northwest Region __/s/ Ian R. Conner__________ Ian R. Conner Deputy Director Bureau of Competition __/s/ D. Bruce Hoffman______ D. Bruce Hoffman Director Bureau of Competition Dated: __02/21/2020________

UNITED STATES OF AMERICA BEFORE THE FEDERAL TRADE COMMISSION COMMISSIONERS: Joseph J. Simons, Chairman Noah Joshua Phillips Rohit Chopra Rebecca Kelly Slaughter Christine S. Wilson ) In the Matter of ) ) Rent-A-Center, Inc., ) Docket No. C- a corporation. ) ) DECISION AND ORDER The Federal Trade Commission (“Commission”), having initiated an investigation of certain acts and practices of Rent-A-Center, Inc. (“Respondent”), Aaron’s Inc., and Buddy’s Newco, LLC, and Respondent having been furnished thereafter with a copy of the draft Complaint that counsel for the Commission proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge Respondent with violations of Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. § 45; and Respondent, its attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Order (“Consent Agreement”), containing an admission by Respondent of all the jurisdictional facts set forth in the aforesaid draft Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by Respondent that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission’s Rules; and 1

The Commission having thereafter considered the matter and having determined it had reason to believe that Respondent has violated the said Act, and that a Complaint should issue stating its charges in that respect, and having accepted the executed Consent Agreement and placed such Consent Agreement on the public record for a period of thirty (30) days for the receipt and consideration of public comments, now in further conformity with the procedure described in Commission Rule 2.34, 16 C.F.R. § 2.34, the Commission hereby makes the following jurisdictional findings and issues the following Decision and Order (“Order”): 1. Respondent Rent-A-Center, Inc., is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its principal address at 5501 Headquarters Drive, Plano, Texas 75024. 2. The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the Respondent, and the proceeding is in the public interest. ORDER I. IT IS HEREBY ORDERED that, as used in this Order, the following definitions shall apply: A. “RAC” or “Respondent” means Rent-A-Center, Inc., its directors, officers, partners, employees, agents, representatives, successors, and assigns; and the joint ventures, subsidiaries, partnerships, divisions, groups, and affiliates controlled by Rent-A-Center, Inc., and the respective directors, officers, employees, agents, representatives, successors, and assigns of each. B. “Aaron’s” means Aaron’s Inc., a corporation organized existing, and doing business under and by virtue of the laws of the State of Georgia, with its headquarters and principal place of business located at 400 Galleria Parkway SE, Suite 300, Atlanta, Georgia 30339. C. “Buddy’s” means Buddy’s Newco, LLC, d/b/a Buddy’s Home Furnishings, a limited liability company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its headquarters and principal place of business located at 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819. D. “Commission” means the Federal Trade Commission. 2

E. “Competitor” means any Third Party, other than a RAC Franchisee, that, directly or through a subsidiary, owns operates, is a franchisor of, or is a franchisee of, one or more RTO Retail Centers in the United States, including Aaron’s and Buddy’s; provided, however, this term does not include a Third Party solely engaged in a Virtual RTO Business. F. “Consent Agreement” means the Agreement Containing Consent Order. G. “Consumer Rental Contracts” means contracts that provide a consumer with a consumer good through a leasing arrangement that terminates when the consumer acquires full ownership, returns the merchandise, or the lessor takes repossession of the consumer good prior to the lessee obtaining full ownership. Consumer Rental Contracts are also referred to as rent-to-own contracts, rental purchase agreements, or lease-to-own agreements. H. “Executive Team” means the CEO, President, Executive Vice President, and General Counsel of Respondent, and all vice president-level employees of Respondent with operational decision-making authority over Respondent’s RTO Retail Centers. I. “Non-Competition Agreement” means any agreement or covenant not to operate an RTO Retail Center within a specified geographic area for a specified period. J. “Third Party” means any natural person, partnership, corporation, association, trust, joint venture, or other business or legal entity other than Respondent. K. “RAC Franchisee” means a Third Party business owner who operates an RTO Retail Center under the RAC corporate trademark or associated brands. L. “Reciprocal Purchase Agreement” means an agreement, or a series of interdependent agreements, through which Respondent or a RAC Franchisee agrees to close or sell one or more of its RTO Retail Centers and sell the associated Consumer Rental Contracts to a Competitor, and that Competitor agrees to close or sell one or more of its RTO Retail Centers and sell the associated Consumer Rental Contracts to Respondent or a RAC Franchisee; provided, however, this term does not include transactions whereby Respondent’s, or a RAC Franchisee’s, purchase from, or sale to, a Competitor of an RTO Retail Center and associated Consumer Rental Contracts is not contractually interdependent or contingent on a reciprocal transaction. M. “RTO Retail Center” means a brick and mortar retail location that primarily offers consumer goods through Consumer Rental Contracts; provided, however, this term does not include operations associated with a Virtual RTO Business. 3

N. “Virtual RTO Business” means the business of offering on-site Consumer Rental Contract purchase solutions at the point-of-sale at brick and mortar retail locations other than RTO Retail Centers. II. IT IS FURTHER ORDERED that: A. Respondent shall not, directly or indirectly: (1) enter into a Reciprocal Purchase Agreement; or (2) solicit, invite, facilitate, or enable any Third Party to enter into, a Reciprocal Purchase Agreement. B. Respondent shall not enforce, in whole or part, any Non-Competition Agreement that was part of, or contingent on, a Reciprocal Purchase Agreement. C. In any future franchise agreement or any renewal of an existing franchise agreement, Respondent shall specifically prohibit the RAC Franchisee from entering into a Reciprocal Purchase Agreement with a Competitor. III. IT IS FURTHER ORDERED that Respondent shall establish and maintain a compliance program that sets forth the policies and procedures Respondent has implemented to comply with this Order. The compliance program shall include: A. Designation and retention of a compliance officer, who may be an existing employee of Respondent, to supervise the design, maintenance, and operation of the program. Respondent may appoint successive compliance officers as needed; B. Training the Executive Team regarding Respondent’s obligations under this Order: 4

1. Within 30 days after this Order becomes final, 2. At least annually during the term of the Order, and 3. Within 30 days of when an individual first becomes a member of the Executive Team; C. Policies and procedures for employees and representatives of Respondent to ask questions about, and report violations of, this Order confidentially and without fear of retaliation of any kind; D. Policies and procedures for disciplining employees and representatives of Respondent for failure to comply with this Order; and E. Retention of documents and records sufficient to record Respondent’s compliance with its obligations under this Paragraph III of this Order, including but not limited to records showing that employees and representatives of Respondent have received all trainings required under this Order during the preceding 2 years. IV. IT IS FURTHER ORDERED that Respondent shall file verified written reports (“compliance reports”) in accordance with the following: A. Respondent shall submit: 1. An interim compliance report 60 days after the Order is issued; 2. Annual compliance reports each year on the anniversary of entry of the Order for a period of 10 years; and 3. Additional compliance reports as the Commission or its staff may request; B. Each compliance report shall set forth in detail the manner and form in which Respondent intends to comply, is complying, and has complied with this Order. Each compliance report shall contain sufficient information and documentation to enable the Commission to determine independently whether Respondent is complying with the Order. Conclusory statements that Respondent has complied with its obligations under the Order are insufficient. Respondent shall include in its reports, among other information or documentation that may be necessary to demonstrate compliance: 5

1. The identity and job title of the compliance officer; 2. A description of how Respondent is complying with Paragraph II.B of the Order with respect to each Reciprocal Purchase Agreement in existence prior to the date of this Order and include, if applicable, any amendments, appendices, exhibits, schedules and modifications made thereto; 3. With each annual compliance report, provide an electronic Excel spreadsheet listing each RTO Retail Center for which either 1) Respondent or a RAC Franchisee sold an RTO Retail Center’s Consumer Rental Contracts to a Competitor, or 2) Respondent or a RAC Franchisee acquired a Competitor’s Consumer Rental Contracts and provide the following information regarding each listed RTO Retail Center: a. Whether Respondent or a RAC Franchisee acquired or sold Consumer Rental Contracts and the identity of the affiliated RTO Retail Center; b. The address of the RTO Retail Center; c. The name of all other parties to the transaction, and if another party was a franchisee, the name of the franchisor of that party; d. Whether Respondent or a RAC Franchisee has entered into a Non- Competition Agreement in connection with the transaction; and e. A short summary of the relevant terms of the transaction including, but not limited to: (i) the purchase price and/or valuation of assets; (ii) the closing date of the transaction; and (iii) if Respondent or a RAC Franchisee acquired or sold Consumer Rental Contracts from multiple RTO Retail Centers in the same transaction, the addresses of the other RTO Retail Centers; Provided, however, for purposes of this Paragraph IV.B.3, RAC shall: (i) provide such requested information as related to the RAC Franchisees if RAC has custody or control or access to such information; or (ii) make good faith efforts to obtain such information from the RAC Franchisees if that information is not otherwise available. C. Respondent shall verify each compliance report in the manner set forth in 28 U.S.C. § 1746 by the Chief Executive Officer or another officer or employee specifically authorized to perform this function. Respondent shall submit an original and 2 copies of each compliance report as required by Commission Rule 2.41(a), 16 C.F.R. § 2.41(a), 6 including a paper original submitted to the Secretary of the Commission and electronic copies to the Secretary at ElectronicFilings@ftc.gov and to the Compliance Division at bccompliance@ftc.gov. In addition, Respondent shall provide a copy of each compliance report to the Monitor if the Commission has appointed one in this matter. V. IT IS FURTHER ORDERED that Respondent shall notify the Commission at least 30 days prior to: A. The proposed dissolution of Rent-A-Center, Inc.; B. The proposed acquisition, merger, or consolidation of Rent-A-Center, Inc.; or C. Any other change in Respondent including, but not limited to, assignment and the creation or dissolution of subsidiaries, if such change might affect compliance obligations arising out of this Order. VI. IT IS FURTHER ORDERED that, for purposes of determining or securing compliance with this Order, and subject to any legally recognized privilege, upon written request and five (5) days’ notice to the relevant Respondent, made to its principal place of business as identified in this Order, registered office of its United States subsidiary, or its headquarters office, the notified Respondent shall, without restraint or interference, permit any duly authorized representative of the Commission: A. Access, during business office hours of the Respondent and in the presence of counsel, to all facilities and access to inspect and copy all business and other records and all documentary material and electronically stored information as defined in Commission Rules 2.7(a)(1) and (2), 16 C.F.R. § 2.7(a)(1) and (2), in the possession or under the control of the Respondent related to compliance with this Order, which copying services shall be provided by the Respondent at the request of the authorized representative of the Commission and at the expense of the Respondent; and B. To interview officers, directors, or employees of the Respondent, who may have counsel present, regarding such matters. 7

VII. IT IS FURTHER ORDERED that in connection with any legal proceeding brought by the Commission against Aaron’s or Buddy’s alleging that Respondent or a RAC Franchisee entered illegal Reciprocal Purchase Agreements, Respondent shall: A. Agree to service of process of all Commission subpoenas issued under Rule 3.34 of the Commission Rules of Practice, 16 C.F.R. ¶ 3.34; and B. Negotiate in good faith with the Commission to provide a declaration, affidavit, and/or sponsoring witness, if necessary, to establish the authenticity and admissibility of any documents and/or data that Respondent produces or has produced to the Commission. VIII. IT IS FINALLY ORDERED that this Order shall terminate 20 years from the date it is issued. By the Commission. April Tabor Secretary Acting SEAL: ISSUED: 8